Exhibit 4.21

Operating and Procedures Memorandum

OPERATING AND PROCEDURES MEMORANDUM

in respect of

GOLD FIELDS LIMITED ZAR10,000,000,000

DOMESTIC MEDIUM TERM NOTE PROGRAMME

Dated 6 October 2009

This is the Operating and Procedures Memorandum referred to in the Programme Agreement (as defined below) which sets out guidelines for the administrative procedures to be followed in relation to issue of Notes under the Issuer’s ZAR10,000,000,000 Domestic Medium Term Note Programme.

The aggregate nominal amount of all Notes outstanding at any time will not, save as provided below, exceed ZAR10,000,000,000, subject to increases as provided in the Programme Agreement. Clause 13 of the Programme Agreement provides for the increase in the nominal amount of Notes that may be issued under the Programme. In that event, this Operating and Procedures Memorandum shall apply to the Programme as increased.

The documentation of the Programme provides for the issue of Notes in registered, form denominated in South African Rand or ZAR on a senior (unconditional and unsubordinated) which may

•	be interest-bearing or non-interest bearing;

•	be issued at par, a premium or a discount;

•	be issued in fully paid or partly paid form;

•	be exchangeable for other assets;

have such other characteristics as may be specified in the Applicable Pricing supplement.

•	other forms of Notes agreed between the Relevant Dealer and the Issuer.

References herein to “Issuer” means Gold Fields Limited (Registration Number 1968/04880/06).

All terms with initial capitals used herein without definition shall have the meanings given to them in the Programme Memorandum dated 6 October 2009, which may be amended and/or supplemented from time to time (the “Programme Memorandum”); the Agency Agreement dated 6 October 2009, which may be amended and/or supplemented from time to time (the “Agency Agreement”); or the Programme Agreement dated 6 October 2009, which may be amended and/or supplemented from time to time (the “Programme Agreement”).

To the extent that the Issuer acts as the Transfer Agent, Calculation Agent or Paying Agent in accordance with the Agency Agreement, all references in this Operating and Procedures Memorandum to:

any action, conduct or functions in such role shall be understood to mean that the Issuer shall perform such action, conduct or function itself; and

requirements for consultation, indemnification by or of, payment by or of, delivery by or to, notice by or to, consent by or to or agreement between the Issuer and such Transfer Agent, Calculation Agent or Paying Agent (as the case may be) shall be disregarded to the extent that the Issuer performs such role.

Any Notes issued on or after the date of this Operating and Procedures Memorandum shall be issued in accordance with the procedures prescribed in this Operating and Procedures Memorandum.

The procedures set out in this Operating and Procedures Memorandum shall apply to Notes issued in certificated form and shall, to the extent practical, also apply in respect of Notes issued in uncertificated form. A Tranche of Notes, whether listed on the JSE or not listed on the JSE but reported through the electronic settlement procedures of the JSE and the Central Securities Depository, and in each case either represented by a Global Certificate deposited with and lodged in the Central Securities Depository or issued in uncertificated form and held by the Central Securities Depository, will be cleared and settled in accordance with the rules of the JSE and the Central Securities Depository. The Participant concerned shall provide a regular statement to the person on whose behalf a Beneficial Interest in a particular Principal Amount of Notes is held. This statement shall set out the number and identity of such Beneficial Interest in such Notes.

Transfer of ownership in Beneficial Interests in Registered Notes shall only pass upon the debiting and crediting respectively, of both the securities account from which the transfer is effected and the securities account to which transfer is to be made, in accordance with the rules of the Central Securities Depository.

OPERATING PROCEDURES

1	RESPONSIBILITIES OF THE TRANSFER AGENT

The Transfer Agent will, in addition to the responsibilities in relation to settlement described in Annexe “A”, be responsible for immediately notifying the Issuer and the Relevant Dealer (as defined in Annexe “A”) if at any time the Transfer Agent is notified by the Financial Exchange that the listing of a Tranche of Notes has been refused or otherwise will not take place.

2	RESPONSIBILITIES OF DEALER/ LEAD MANAGER

2.1	The Relevant Dealer / Lead Manager will be responsible for preparing and agreeing with the Issuer a Pricing Supplement (substantially in the form of Annexe “C” hereto) giving details of each Tranche of Notes to be issued.

2.2	In the case of an issue not to be subscribed pursuant to a Subscription Agreement, each Dealer that agrees to subscribe for or procure the subscription for Notes from the Issuer, will be responsible for notifying the Transfer Agent upon completion of the subscription for the Notes of each Tranche. In the case of a Tranche of Notes to be subscribed pursuant to a Subscription Agreement, the Lead Manager will be responsible for notifying the Transfer Agent upon completion of the subscription for the Notes of such Tranche.

3	SETTLEMENT

3.1	The settlement procedures set out in Annexe “A” shall apply to each issue of Notes (Part 1 in the case of issues not to be subscribed pursuant to a Subscription Agreement and Part 2 in the case of issues to be subscribed pursuant to a Subscription Agreement, unless otherwise agreed between the Issuer, the Transfer Agent and the Relevant Dealer or the Lead Manager, as the case may be. In the case of Notes listed on a Financial Exchange other than The Bond Exchange of South Africa Limited or cleared otherwise than through Strate Limited, more time may be required to comply with the relevant Financial Exchange’s listing requirements. In the case of issues of Indexed Notes more time may be required to settle documentation.

3.2	A Trading Desk and Administrative Contact List is set out in Annexe “D”.

ANNEXE “A”

PART 1

REGISTERED NOTES

SETTLEMENT PROCEDURES FOR ISSUES NOT TO BE SUBSCRIBED

PURSUANT TO A SUBSCRIPTION AGREEMENT

Day	Latest Johannesburg Time	Action

No later than Issue Date minus 4 days	12h00

The Issuer may agree terms with one or more of the Dealers (the “Relevant Dealer”) for the issue of and subscription for Notes, or in respect of which the subscription for Notes will be procured (whether pursuant to an unsolicited bid from the Relevant Dealer or pursuant to an enquiry by the Issuer).

The Issuer confirms that it has obtained all regulatory and other consents necessary in respect of the Issue.

	14h00	If a Relevant Dealer has reached agreement with the Issuer by telephone, such Relevant Dealer confirms the terms of the agreement to the Issuer by fax confirmation (substantially in the form set out in Annexe “B”) attaching a copy of the Pricing Supplement (substantially in the form set out in Annexe “C”).

	15h00	The Issuer confirms its agreement to the terms on which the issue of Notes is to be made (including the form of the Pricing Supplement) by signing and returning a copy of the Pricing Supplement and confirmation to the Relevant Dealer.

For listed Notes, the Relevant Dealer faxes a copy of the Pricing Supplement to the relevant Financial Exchange (if any) and requests an ISIN and stock code from the relevant Financial Exchange, if

Day	Latest Johannesburg Time	Action

necessary. The stock code of the relevant Financial Exchange and ISIN is notified by the Relevant Dealer to the Issuer.

The Relevant Dealer issues instructions to the Transfer Agent, the Paying Agent and the Calculation Agent, for listed Registered Notes and unlisted Registered Notes (including, in the case of Floating Rate Notes, for the purposes of rate fixing) to carry out the duties to be carried out by the Transfer Agent, the Paying Agent and the Calculation Agent under these Settlement Procedures and the Agency Agreement including preparing, authenticating and issuing a Global Certificate (for listed Registered Notes issued in certificated form or for unlisted Registered Notes issued in certificated form that will be settled through the the JSE electronic settlement system) or the form of the Individual Certificate (for unlisted Registered Notes not settled through the the JSE electronic system), as the case may be, for the Tranche of Notes which is to be issued, giving details of such Notes. The Relevant Dealer confirms such instructions by sending a copy by fax of the signed Pricing Supplement and confirmation to the Transfer Agent, the Paying Agent and the Calculation Agent. The details set out in the signed Pricing Supplement and confirmation shall be conclusive evidence of the agreement (save in the case of manifest error) and shall be binding on the parties accordingly.

The Relevant Dealer (and/or investors) instructs its relevant Participant to debit its account (as appropriate) and pay the Subscription Price or Procurement Subscription Price (as the case may be) less, in each case, any permitted

Day	Latest Johannesburg Time	Action

deductions, to the account specified by the Issuer with its Participant against delivery of the Notes as instructed by the Relevant Dealer.

No later than Issue Date minus 3 days	15h00	In the case of listed Floating Rate Notes, the Paying Agent notifies the Central Securities Depository, the relevant Financial Exchange and the Relevant Dealer by fax of the Rate of Interest for the first Interest Period (if already determined). Where the Rate of Interest has not yet been determined, this will be notified in accordance with this paragraph as soon as it has been determined.

No later than Issue Date minus 2 days	13h00	The Transfer Agent prepares and authenticates a Global Certificate (for listed Registered Notes issued in certificated form or for unlisted Registered Notes issued in certificated form that will be settled through the JSE electronic settlement system) or an Individual Certificate (for unlisted Registered Notes) as the case may be, for each Tranche of Notes which is to be issued in respect of the relevant Series and establishes the Register for any such Series. The Global Certificate (if any) is then delivered by the Transfer Agent to the Issuer’s Participant who in turn delivers such Global Certificate to the Central Securities Depository. The Individual Certificates (if any) are delivered to the Relevant Dealer who holds the Notes represented by such Individual Certificates to the order of the Issuer until Issue Date. The Issuer then provides the Relevant Dealer with delivery and receipt instructions for the Individual Certificates. Instructions are given by the Transfer Agent to credit the Notes represented by the Global Certificate (for listed Registered Notes) to the Issuer’s securities account with its Participant.

Day	Latest Johannesburg Time	Action

The Transfer Agent further instructs the relevant Participant to debit from the Issuer’s securities account the nominal amount of the relevant Tranche of Notes and to credit such nominal amount to the account(s) of the Relevant Dealer or the investor(s) procured by it, as the case may be, with the Participants against payment to the account of the Issuer of the Subscription Price or the Procurement Subscription Price (less in each case any permitted deductions) for the relevant Tranche of Notes for value on the Issue Date. The Relevant Dealer gives corresponding instructions to the Participant.

Issue Date		The Central Securities Depository, Participants and/or the Participants, if applicable, debit and credit accounts in accordance with instructions received by them (in respect of Notes represented by the Global Certificate). The Relevant Dealer delivers the Individual Certificates to investors against payment as instructed.

On or subsequent to the Issue Date		The Relevant Dealer promptly notifies the Transfer Agent that the distribution of the Notes subscribed for or in respect of which subscription was procured by it has been completed.

The Transfer Agent enters the names of the Noteholders of the Notes in the Register.

ANNEXE “A”

PART 2

REGISTERED NOTES

SETTLEMENT PROCEDURES FOR ISSUES SUBSCRIBED PURSUANT TO

SUBSCRIPTION AGREEMENT

Day	Latest time	Action

No later than Issue Date minus 10 days (or such other number of days agreed between the Issuer, the LEAD Manager and the Transfer Agent)		The Issuer may, subject to the execution of the Subscription Agreement referred to below, agree terms with a Dealer or Dealers (which expression in this Part 2 includes any entity to be appointed as a Dealer under the Subscription Agreement) (the “Lead Manager”) for the issue and subscription (or procurement of subscription) for Notes to be subscribed pursuant to a Subscription Agreement (whether pursuant to an unsolicited bid by such Lead Manager or pursuant to an enquiry by the Issuer). The Lead Manager may invite other Dealers (new or additional) approved by the Issuer to join an underwriting syndicate either on the basis of an invitation telex agreed between the Issuer and the Lead Manager or on the terms of the Pricing Supplement referred to below and the Subscription Agreement. The Lead Manager and any such Dealers are together referred to as the “Dealers”.

The Issuer and the Lead Manager(s) agree a form of Pricing Supplement prepared by or on behalf of the Lead Managers) (in substantially the form of Annexe “C”) which is submitted to the lawyers rendering a legal opinion in connection with the relevant issue for approval. A draft Subscription Agreement (in substantially the form of Appendix E to the Programme Agreement or such other form as may be agreed between the Issuer and the Lead Manager(s)) is also prepared. The Subscription Agreement may, if so agreed, be called by another name. The Lead Manager(s) sends a copy of the draft Subscription Agreement to any other Dealer at least two full

Business Days before the Subscription Agreement is intended to be signed. At the same time the Lead Manager(s) sends a copy of the Programme Memorandum and Programme Agreement (together with such other items from the Initial Documentation List as the Lead Manager(s) deems appropriate) to any other Dealer which has not previously received such documents. The Subscription Agreement and Pricing Supplement are agreed and executed.

For listed Notes, the Lead Manager(s) faxes a copy of the Pricing Supplement to the relevant Financial Exchange and requests an ISIN and stock code from the relevant Financial Exchange, if necessary. Each ISIN and stock code of the relevant Financial Exchange is notified by the Lead Manager(s) to the Issuer and the other Lead Manager (where applicable).

A copy of the Pricing Supplement is sent by the Lead Manager(s) by fax to the Transfer Agent, the Paying Agent and the Calculation Agent which shall act as the Transfer Agents’ authorisation, for listed Registered Notes and unlisted Registered Notes (including, in the case of Floating Rate Notes, for the purposes of rate fixing) to carry out the duties to be carried out by them under these Settlement Procedures and the Agency Agreement including preparing, authenticating and issuing a Global Certificate (for listed Registered Notes or unlisted Registered Notes that will be settled through the the JSE electronic settlement system) or the form of the Individual Certificate (for unlisted Registered Notes), as the case my be, for the Tranche of Notes which is to be subscribed for, giving details of such Notes.

The Dealer(s) (and/or investors) instructs its relevant Participant to debit its account (as appropriate) and pay the Subscription Price or Procurement Subscription Price (as the case may be) less in each case any permitted deductions to the account specified by the Issuer with its Participant, against delivery of the Notes as instructed by the Dealer(s).

No later than Issue Date minus 3 days	15h00	In the case of listed Floating Rate Notes, the Transfer Agent notifies the Central Securities Depository and the Issuer, the relevant Financial Exchange and the Lead Manager(s) by fax of the Rate of Interest for the first Interest Period (if already determined). Where the Rate of Interest has not yet been determined, this will be notified in accordance with this paragraph as soon as it has been determined.

No later than Issue Date minus 2 days	Agreed time	The Transfer Agent prepares and authenticates a Global Certificate (for listed and unlisted Registered Notes) or an Individual Certificate (for unlisted Registered Notes) as the case may be, for each Tranche of Notes which is to be issued in respect of the relevant Series. The Global Certificate (if any) is then delivered by the Transfer Agent to the Issuer’s Participant who in turn delivers such Global Certificate to the Central Securities Depository. Instructions are given by the Transfer Agent (on behalf of the Issuer) to the Central Securities Depository to hold the Notes represented by such Global Certificate to the Issuer’s order. The Individual Certificates (if any) are then delivered by the Transfer Agent to the Relevant Dealer who holds the Notes represented by such Individual Certificates to the order of the Issuer until Issue Date. The Issuer then provides the Relevant Dealer with delivery and receipt instructions for the delivery of Individual Certificates (for unlisted Registered Notes).

The Transfer Agent further instructs the relevant Participant to debit from the Issuer’s securities account the nominal amount of the relevant Tranche of Notes and to credit such nominal amount to the account(s) of the Dealer(s) or the investor(s) procured by it, as the case may be with the Participants against payment to the account of the Issuer of the Subscription Price or the Procurement Subscription Price (less in each case any permitted deductions) for the relevant Tranche of Notes for value on the Issue Date. The Dealer(s) gives corresponding instructions to the Participant.

Issue Date	The Central Securities Depository and/or the Participants debit and credit accounts in accordance with instructions received by them (in respect of Notes represented by the Global Certificate) or the Relevant Dealer delivers the Individual Certificates to investors against payment as instructed.

On or subsequent to the Issue Date

Each other Dealer (if any) promptly notifies the Lead Manager(s) when the distribution of the Notes subscribed for or in respect of which subscription was procured by it has been completed. The Lead Manager(s) promptly notifies the Transfer Agent upon completion of the distribution of the Notes of the relevant Tranche.

The Transfer Agent enters the names of the Noteholders of the Notes in the Register.

ANNEXE “B”

FORM OF DEALER’S CONFIRMATION TO ISSUER

FOR ISSUES WITH NO SUBSCRIPTION AGREEMENT

[Date]

To: Gold Fields Limited

GOLD FIELDS LIMITED

[Title of relevant Tranche of Notes (specifying type of Notes)]

(the “Notes”)

issued pursuant to the GOLD FIELDS LIMITED ZAR10,000,000,000

DOMESTIC MEDIUM TERM NOTE PROGRAMME

We hereby confirm the agreement for the issue to us or investors procured by us of the Notes under the above Programme pursuant to the terms of issue set out in the Pricing Supplement which we enclose herewith.

We undertake to subscribe for the Notes at a subscription price of [            ]% per cent of the principal amount of the Notes (the “Subscription Price”), being the issue price of [            ]% per cent of the principal amount of the Notes less a discount of [            ]% per cent of such principal amount of the Notes;

OR

We undertake to procure the subscription of the Notes at a subscription price of [            ]% per cent of the principal amount of the Notes (the “Procurement Subscription Price”) in consideration for which you agree to pay us a commission equal to [            ]% per cent of the principal amount of Notes (the “Procurement Commission”).

The settlement procedures set out in Annexe “A” hereto shall apply.

Subject to the provisions of Annexe “A” hereof, if the Notes are to be listed, the Notes are to be credited to the [            ], acting as our settlement agent, account number [            ] in the name of [Name of Dealer] or [Name of Investor].

Please confirm your agreement to the terms of issue by signing and faxing to us a copy of this agreement.

For and on behalf of [Name of Dealer]

By:

Capacity:

Who warrants his authority hereto

Accepted for and on behalf of Gold Fields Limited

By:	By:

Capacity:	Capacity:

Who warrants his authority hereto	Who warrants his authority hereto

ANNEXE “C”

PRICING SUPPLEMENT TO BE COMPLETED FOR EACH TRANCHE OF

NOTES ISSUED UNDER THE PROGRAMME MEMORANDUM

[INSERT LOGO]

GOLD FIELDS LIMITED

(Incorporated in the Republic of South Africa with limited liability under

Registration Number 1968/004880/06)

Issue of [Aggregate Nominal Amount of Tranche] [Title of Notes]

Under its ZAR10,000,000,000 Gold Fields Limited Domestic Medium Term

Note Programme, jointly and severally, unconditionally and irrevocably,

guaranteed by the Guarantors

This document constitutes the Applicable Pricing Supplement relating to the issue of Notes described herein. Terms used herein shall be deemed to be defined as such for the purposes of the Terms and Conditions set forth in the Programme Memorandum dated 6 October 2009. The Notes described in this Applicable Pricing Supplement are subject to the Terms and Conditions in the Programme Memorandum. This Applicable Pricing Supplement contains the final terms of the Notes and this Applicable Pricing Supplement must be read in conjunction with such Programme Memorandum. To the extent that there is any conflict or inconsistency between the contents of this Applicable Pricing Supplement and the Programme Memorandum, the provisions of this Applicable Pricing Supplement shall prevail.

DESCRIPTION OF THE NOTES

1. Issuer	Gold Fields Limited

2. Guarantors	Each of GFI Mining South Africa (Proprietary) Limited, Gold Fields Operations Limited, Gold Fields Orogen Holding (BVI) Limited and Gold Fields Holdings Company (BVI) Limited

3. Status of Notes	[Secured/Unsecured]

4. Series Number	[ ]

5. Tranche Number	[ ]

6. Aggregate Nominal Amount	[ ]

7. Interest	[Interest bearing/Non interest bearing]

8. Interest/Payment Basis	[Fixed Rate/Floating Rate/Zero Coupon/Index-Linked Notes/Dual Currency Notes/Partly-Paid Notes/Instalment Notes/other]

9. Automatic/Optional Conversion from one Interest/Redemption/Payment Basis to another	[insert details including date for conversion]

10. Form of Notes	[Registered Notes]

11. Issue Date	[ ]

12. Business Centre	[ ]

13. Additional Business Centre	[ ]

14. Specified Denomination	[ ]

15. Issue Price	[ ]

16. Interest Commencement Date	[ ]

17. Maturity Date	[ ]

18. Specified Currency	[ ]

19. Applicable Business Day Convention	[Floating Rate Business Day/Following Business Day/Modified Following Business Day/Modified Following Business Day Adjusted/Preceding Business Day/other convention – insert details]

20. Final Redemption Amount	[ ]

21. Last Day to Register	[ ]

22. Books Closed Period(s)	The Register will be closed from […] to […] and from […] to […] (all dates inclusive) in each year until the Maturity Date

FIXED RATE NOTES

23. (a) Rate of Interest	[ ] per cent. per annum [payable [annually/semi-annually/quarterly] in arrear]

(b) Fixed Interest Payment Date(s)	[ ] in each year up to and including the Maturity Date/other

(c) Initial Broken Amount	[ ]

(d) Final Broken Amount	[ ]

(e) Any other terms relating to the particular method of calculating interest	[ ]

FLOATING RATE NOTES

24. (a) Floating Interest Payment Date(s)	[ ]

(b) Interest Period(s)	[ ]

(c) Rate of Interest	[ ]

(c) Definition of Business Day	[ ]

(d) Minimum Rate of Interest	[ ] per cent. per annum

(e) Maximum Rate of Interest	[ ] per cent. per annum

(f) Other terms relating to the method of calculating interest (e.g.: Day Count Fraction, rounding up provision)	[ ]

25. Manner in which the Rate of Interest is to be determined	[ISDA Determination/Screen Rate Determination/other – insert details]

26. Margin	[(…) basis points to be added to/subtracted from the relevant (ISDA Rate/Reference Rate)]

27. If ISDA Determination

(a) Floating Rate	[ ]

(b) Floating Rate Option	[ ]

(c) Designated Maturity	[ ]

(d) Reset Date(s)	[ ]

(e) ISDA Definitions to apply	[ ]

28. If Screen Determination

(a) Reference Rate (including relevant period by reference to which the Rate of Interest is to be calculated)	[ ]

(b) Interest Determination Date(s)	[ ]

(c) Relevant Screen Page and Reference Code	[ ]

29. If Rate of Interest to be calculated otherwise than by ISDA Determination or Screen Determination, insert basis for determining Rate of Interest/Margin/Fallback provisions	[ ]

ZERO COUPON NOTES

30. (a) Implied Yield	[ ]

(b) Reference Price	[ ]

(c) Any other formula or basis for determining amount(s) payable	[ ]

PARTLY-PAID NOTES

31. (a) Amount of each payment comprising the Issue Price	[ ]

(b) Date upon which each payment is to be made by Noteholder	[ ]

(c) Consequences (if any) of failure to make any such payment by Noteholder	[ ]

(d) Rate of Interest to accrue on the first and subsequent instalments after the due date for payment of such instalments	[ ] per cent.

INSTALMENT NOTES

32. Instalment Dates	[ ]

33. Instalment Amounts (expressed as a percentage of the aggregate Nominal Amount of the Notes)	[ ]

MIXED RATE NOTES

34. Period(s) during which the Rate of Interest for the Mixed Rate Notes will be (as applicable) that for:

(a) Fixed Rate Notes	[ ]

(b) Floating Rate Notes	[ ]

(c) Indexed Notes	[ ]

(d) Dual Currency Notes	[ ]

(e) Other Notes	[ ]

35. The Rate of Interest and other pertinent details are set out under the headings relating to the applicable forms of Notes

INDEX-LINKED NOTES

36. (a) Type of Index-Linked Notes	[Indexed Interest Notes/Indexed Redemption Amount Notes]

(b) Index/Formula by reference to which Rate of Interest /Interest Amount is to be determined	[ ]

(c) Manner in which the Rate of Interest/Interest Amount is to be determined	[ ]

(d) Interest Period(s)	[ ]

(e) Interest Payment Date(s)	[ ]

(f) Provisions where calculation by reference to Index and/or Formula is impossible or impracticable	[ ]

(g) Definition of Business Day	[ ]

(h) Minimum Rate of Interest	[ ] per cent. per annum

(i) Maximum Rate of Interest	[ ] per cent. per annum

(j) Other terms relating to the method of calculating interest (e.g.: Day Count Fraction, rounding up provision)	[ ]

DUAL CURRENCY NOTES

37. (a) Type of Dual Currency Notes	[Dual Currency Interest Notes/Dual Currency Redemption Amount Notes]

(b) Rate of Exchange/method of calculating Rate of Exchange	[ ]

(c) Provisions applicable where calculation by reference to Rate of Exchange if impossible or impracticable	[ ]

(d) Person at whose option Specified Currency(ies) is/are payable	[ ]

EXCHANGEABLE NOTES

38. (a) Mandatory Exchange applicable?	[Yes/No]

(b) Noteholders’ Exchange Right applicable?	[Yes/No]

(c) Exchange Securities	[ ]

(d) Manner of determining Exchange Price	[ ]

(e) Exchange Period	[ ]

(f) Other	[ ]

OTHER NOTES

39. Relevant description and any additional Terms and Conditions relating to such Notes	[ ]

PROVISIONS REGARDING REDEMPTION/MATURITY

40. Issuer’s Optional Redemption: if yes:	[Yes/No]

(a) Optional Redemption Date(s)	[ ]

(b) Optional Redemption Amount(s) and method, if any, of calculation of such amount(s)	[ ]

(c) Minimum period of notice	[ ]

(d) If redeemable in part:	[ ]

Minimum Redemption Amount(s)	[ ]

Maximum Redemption Amount(s)	[ ]

(e) Other terms applicable on Redemption

41. Redemption at the Option of the Noteholders: if yes:	[Yes/No]

(a) Optional Redemption Date(s)	[ ]

(b) Optional Redemption Amount(s)	[ ]

(c) Minimum period of notice	[ ]

(d) If redeemable in part:

Minimum Redemption Amount(s)	[ ]

Maximum Redemption Amount(s)	[ ]

(e) Other terms applicable on Redemption	[ ]

(f) Attach pro forma put notice(s)

42. Early Redemption Amount(s) payable on redemption for taxation reasons or on Event of Default (if required). If yes:	[Yes/No]

Amount payable	[as per Condition 12.5]

GENERAL

43. Financial Exchange	[ ]

44. Calculation Agent	[ ]

45. Paying Agent	[ ]

46. Specified office of the Paying Agent	[ ]

47. Transfer Agent	[—] [—] Telephone Number: [—] Fax Number: [—]

48. Provisions relating to stabilisation	[ ]

49. Stabilising manager	[ ]

50. Additional selling restrictions	[ ]

51. ISIN	[ ]

52. Stock Code	[ ]

53. Method of distribution	[ ]

54. If syndicated, names of Dealers	[ ]

55. If non-syndicated, name of Dealer	[ ]

56. Credit Rating assigned to Notes (if any)	[ ]

57. Governing law (if the laws of South Africa are not applicable)	[ ]

58. Other Banking Jurisdiction	[ ]

59. Other provisions	[ ]

Disclosure Requirements in terms of paragraph 3(5) of the Commercial Paper Regulations

Paragraph 3(5)(a)

The ultimate borrower is [—].

Paragraph 3(5)(b)

The Issuer is a going concern and can in all circumstances be reasonably expected to meet its commitments under the Notes.

Paragraph 3(5)(c)

The auditor of the Issuer is PricewaterhouseCoopers Inc.

Paragraph 3(5)(d)

As at the date of this issue:

(a)	the Issuer has not issued any commercial paper / has issued commercial paper to the value of ZAR[—]; and

(b)	the Issuer estimates to issue commercial paper with a nominal value of ZAR[—] during its current financial year, ending [—].

Paragraph 3(5)(e)

Prospective investors in the Notes are to consider this Pricing Supplement, the Programme Memorandum and the documentation incorporated therein by reference in order to ascertain the nature of the financial and commercial risks of an investment in the Notes. In addition, prospective investors in the Notes are to consider the latest audited financial statements of the Issuer which are incorporated into the Programme Memorandum by reference and which may be requested from the Issuer.

Paragraph 3(5)(f)

There has been no material adverse change in the Issuer’s financial position since the date of its last audited financial statements.

Paragraph 3(5)(g)

The Notes issued will be [listed/unlisted], as stated in the Applicable Pricing Supplement.

Paragraph 3(5)(h)

The funds to be raised through the issue of the Notes are to be used by the Issuer for [—].

Paragraph 3(5)(i)

The payment obligations of the Issuer in respect of the Notes are guaranteed in terms of the Guarantee by the Guarantors, but are otherwise unsecured.

Paragraph 3(5)(j)

PricewaterhouseCoopers Inc, the auditors of the Issuer, have confirmed that nothing has come to their attention that causes them to believe that this issue of Notes issued under the Programme does not comply in all respects with the relevant provisions of the Commercial Paper Regulations.

Responsibility:

The Issuer accepts responsibility for the information contained in this Applicable Pricing Supplement.

Application [is hereby]/[will not be] made to list this issue of Notes [on [date]].

SIGNED at                      this              day of              2009.

For and on behalf of

GOLD FIELDS LIMITED

(AS ISSUER)

SIGNED at on 2009

Signature:	Signature:

[—]	[—]
Name:	Name:

[—]	[—]
Designation:	Designation:

Address: [—] Tel: [—]

ANNEXE D

TRADING DESK AND ADMINISTRATIVE INFORMATION

The Issuer

GOLD FIELDS LIMITED

Telephone:	+2711 562 9700

Attention:	Chief Financial Officer

The Arranger and Dealer

ABSA CAPITAL, a division of ABSA BANK LIMITED

Telephone:	+2711 895 7027

Attention:	Head: Debt Capital Markets

The Dealer

In relation to any Tranche of Notes, such person/s specified in the Applicable Pricing Supplement

The Transfer Agent

ABSA CAPITAL, a division of ABSA BANK LIMITED

Telephone:	+2711 895 7027

Attention:	Head: Debt Capital Markets

The Paying Agent

ABSA CAPITAL, a division of ABSA BANK LIMITED

Telephone:	+2711 895 7027

Attention:	Head: Debt Capital Markets

The Calculation Agent

ABSA CAPITAL, a division of ABSA BANK LIMITED

Telephone:	+2711 895 7027

Attention:	Head: Debt Capital Markets